Exhibit 99.1

Source: Aris Water Solutions, Inc.

August 21, 2023

Aris Water Solutions, Inc. Announces New Leadership Appointments

HOUSTON, Texas, August 21, 2023 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”, “Aris Water” or the “Company”) today announced that Nick Patterson will join the Company as Chief Commercial Officer, effective August 28, 2023.  In the newly created role of Chief Commercial Officer, Mr. Patterson will lead the focus and continued growth of all of Aris’s commercial activities, which includes its produced water handling and water solutions businesses.  Mr. Patterson will report to Amanda Brock, Chief Executive Officer and President of Aris.

“We are excited to welcome Nick to the Aris team,” said Amanda Brock, Chief Executive Officer and President of Aris.  “Nick brings considerable experience and a proven track record in leading, developing and implementing successful commercial strategies.  His depth and breadth of experience will further strengthen Aris’s ability to deliver creative solutions to its contracted customers and identify additional growth opportunities. Nick has previously worked with many of Aris’s customers, and we look forward to having Nick on board.”

“I am thrilled to join a dynamic company like Aris that has its primary area of operations located in some of the best acreage in the Permian Basin with significant commercial opportunities,” said Mr. Patterson.  “I look forward to being a part of the team and contributing to the positive momentum of the company’s growth.”

Mr. Patterson joins Aris with over 15 years of energy industry experience, most recently serving as Chief Executive Officer of Delmar Systems. Prior to Delmar Systems, Mr. Patterson led the marketing and business development activities at Atwood Oceanics, Inc.  Mr. Patterson also served in the US Army reserves with a deployment to Iraq from 2003 to 2004 and holds a Bachelor of Science in Finance from the University of Arkansas and a master’s degree in business administration from Rice University.

In addition, Dylan Van Brunt, who has been with Aris since early 2021 and currently is EVP of Operations and Planning, has been appointed Chief Operating Officer effective immediately.  In his expanded role, Mr. Van Brunt will be responsible for planning and operations as well as the management of all aspects of Aris’s development, construction and operation of its integrated produced water handling and recycling water infrastructure system, which also includes engineering, EH&S (environmental, health and safety), and supply chain. Mr. Van Brunt will continue to report to Amanda Brock.

“Dylan has played an instrumental role in the development and operation of Aris’s infrastructure network and a pivotal role in the success of optimizing our assets,” said Amanda Brock.  “Dylan has been a great partner and is a respected leader within our organization. Given our strong volume growth as well as the scope and scale of our growing infrastructure network we are confident Dylan will play a key role in delivering on the exciting opportunities that lie ahead for Aris.”

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding the Company’s business strategy, its industry, its future profitability, current and potential future long-term contracts and the Company’s future business and financial performance and our ability to identify strategic acquisitions and realize benefits therefrom. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements include but are not limited to the risk factors discussed or referenced in its filings made from time to time with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.